SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K


                         CURRENT REPORT





               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                         July 12, 1996
                         Date of Report
               (Date of earliest event reported)




                    SPORTS HEROES, INC.
     (Exact name of registrant as specified in its charter)


       Delaware                  1-110933            65-0053475
(State or other juris-          (Commission         (IRS Employer
diction of incorporation)       File Number)      Identification)


               105 North Hudson Avenue, Suite 701
              Oklahoma City, Oklahoma   73102-4803
            (Address of Principal Executive Offices)


                         (405)272-5000
                 Registrant's telephone number,
                      including area code

Item 4.  Changes in Registrant's Certifying Accountant.

     On July 12, 1996, Ernst & Young LLP ("Ernst & Young") re-signed as the registrant's independent accountant. Ernst & Young's report on the registrant's 1994 financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. No report on the registrant's 1995 financial statements has been issued. The decision to change accountants was neither recommended nor approved by the registrant's board of directors or any committee thereof. Since Ernst & Young was engaged on April 25, 1994, there has been no disagreement between the registrant and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, no "reportable event," as defined in Item 304(a)(1)(v) of Regulation S-K, has occurred since January 1, 1994. No new independent accountant has been engaged to replace Ernst & Young.

ITEM 7.  Financial Statements and Exhibits.

(a) and (b)  Financial Statements of businesses acquired and pro forma financial information.

             Not applicable.

(c)          Exhibits.

             The following exhibit is filed herewith:

  Exhibit No.     Exhibit Description

     16           Letter from Ernst & Young LLP

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SPORTS HEROES, INC.

                              G. GERALD MCGREEVY

                              G. Gerald McGreevy
                              Treasurer

Dated:  July 19, 1996

                          EXHIBIT INDEX

Exhibit No.     Description                  Method of Filing
- -----------     -----------                  ----------------
  16            Letter from Ernst & Young    Filed herewith
                LLP                          electronically
